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                                                               EXHIBIT (a)(1)(F)

                         UNITED STATES EXPLORATION, INC.
                        OFFER TO PURCHASE FOR CASH UP TO
                      1,500,000 SHARES OF ITS COMMON STOCK
                     AT A PURCHASE PRICE OF $1.50 PER SHARE

   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., MOUNTAIN TIME, ON
                DECEMBER 23, 2002, UNLESS THE OFFER IS EXTENDED.


November 21, 2002

To Our Clients:

      Enclosed for your consideration are the Offer to Purchase, dated
November 21, 2002, and the related Letter of Transmittal in connection with the offer by United States Exploration, Inc., a Colorado corporation (the Company), to purchase shares of its common stock, $0.001 par value. The Company is offering to purchase up to 1,500,000 shares at a price of $1.50 per share, net to the seller in cash, without interest.

      The Company's offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal which, as amended or supplemented from time to time, together constitute the offer.

      Only shares properly tendered and not properly withdrawn will be purchased. Shares not purchased in the offer will be returned promptly following the Expiration Date (as defined in Section 1 of the Offer to Purchase). The Company reserves the right, in its sole discretion, to purchase more than 1,500,000 shares pursuant to the offer.

      If at the expiration of the offer more than 1,500,000 shares, or any greater number of shares as the Company may elect to purchase, are properly tendered and not properly withdrawn, the Company will buy shares first from any person (an Odd Lot Holder) who owned beneficially or of record an aggregate of fewer than 100 shares and so certified in the appropriate place on the Letter of Transmittal and who properly tendered all shares owned; then, subject to the conditional tender provisions described in Section 6 of the Offer to Purchase, the Company will purchase all other shares tendered on a pro rata basis, with appropriate adjustments to avoid purchases of fractional shares. Shares not purchased because of proration or conditional tenders will be returned promptly following the Expiration Date.

      A tender of your shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender your shares held by us for your account. Accordingly, we request instructions as to whether you wish to tender any or all of the shares held by us for your account, upon the terms and subject to the conditions of the offer.
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Please note the following:

1. Shares may be tendered at a price of $1.50 per share, as indicated in the attached Instruction Form.

2. The offer is not conditioned on any minimum number of shares being tendered. However, the offer is subject to other conditions described in the Offer to Purchase.

3. The offer and withdrawal rights will expire at 5:00 p.m., Mountain Time, on December 23, 2002, unless the offer is extended.

4. The offer is for 1,500,000 shares, constituting approximately 8% of the shares outstanding on September 30, 2002.

5. Neither the Company nor its board of directors makes any recommendation to you as to whether to tender or refrain from tendering your shares. You must make your own decision as to whether to tender your shares and, if so, how many shares to tender. In doing so, you should read carefully the information in the Offer to Purchase and in the related Letter of Transmittal, including the Company's reasons for making the offer.

6. The purchase price will be paid net to the tendering shareholders in cash, without interest, for all shares purchased. Tendering shareholders who hold shares registered in their own name and who tender their shares directly to the Depositary will not be obligated to pay brokerage commissions, solicitation fees or, subject to Instruction 7 of the Letter of Transmittal, stock transfer taxes on the purchase of shares by the Company in the offer. Shareholders holding shares through brokers, dealers, commercial banks, trust companies or other nominees are urged to consult such nominees to determine whether transaction costs may apply if shareholders tender shares through such nominees and not directly to the Depositary.

      The Company will, upon the terms and subject to the conditions of the offer, accept all your shares for purchase if:

      - you owned beneficially or of record an aggregate of fewer than 100 shares;

      - you instruct us to tender on your behalf all your shares before the Expiration Date; and

      - you complete the section entitled Odd Lots in the attached Instruction Form.

      If you wish to have us tender any or all of your shares, please instruct us by completing, executing, detaching and returning the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your shares, all your shares will be tendered unless otherwise indicated on the attached Instruction Form.

      YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION DATE OF THE OFFER. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., MOUNTAIN TIME, ON
DECEMBER 23, 2002, UNLESS THE COMPANY EXTENDS THE OFFER.



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      The offer is being made solely pursuant to the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of shares of common stock of the Company. The offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of common stock of the Company residing in any jurisdiction in which the making of the offer or acceptance thereof would not be in compliance with the securities laws of that jurisdiction.






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INSTRUCTION FORM WITH RESPECT TO UNITED STATES EXPLORATION, INC. OFFER TO
PURCHASE FOR CASH UP TO 1,500,000 SHARES OF ITS COMMON STOCK AT A PURCHASE PRICE OF $1.50 PER SHARE.

      The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 21, 2002, and the related Letter of Transmittal in connection with the offer by United States Exploration, Inc., a Colorado corporation (the Company), to purchase shares of its common stock, $0.0001 par value. The Company is offering to purchase up to 1,500,000 shares at a price of $1.50 per share, net to the seller in cash, without interest. The Company's offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal which, as amended or supplemented from time to time, together constitute the offer.

      The undersigned hereby instructs you to tender to the Company, on (our)
(my) behalf, the number of shares indicated below (or if no number is indicated below, all shares) which are beneficially owned by (us) (me) and held by you for our account, upon the terms and subject to the conditions of the offer.

      Aggregate number of shares to be tendered by you for the account of the undersigned:

      ______________shares.*

*UNLESS OTHERWISE INDICATED, ALL OF THE SHARES HELD FOR THE ACCOUNT WILL BE TENDERED.

                                    ODD LOTS

[_] By checking this box, the undersigned represents that the undersigned is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered.

                               CONDITIONAL TENDER

      A tendering shareholder may condition his or her tender of shares upon the Company purchasing a specified minimum number of the shares tendered, all as described in the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the offer, none of the shares tendered by you will be purchased. It is the tendering shareholder's responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

[_]   Minimum number of shares that must be purchased, if any are purchased:

      ______________shares.
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THE METHOD OF DELIVERY OF THESE INSTRUCTIONS IS AT THE ELECTION AND RISK OF THE
TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.



SIGNATURE BLOCK:

Signature(s):
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Print Name(s):
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Address(es):
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Area Code and Telephone Number:
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Taxpayer Identification or Social Security Number:
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Date:
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